Parkway Reports 2011 First Quarter Results

JACKSON, Miss., May 2, 2011 /PRNewswire/ --

Highlights

  Reports FFO and recurring FFO of $0.59 per share
  Reports average occupancy of 84.7%, with portfolio 85.2% leased
  Announced agreement with Eola for management company contribution
  Purchased or under contract to purchase a total of seven properties for Fund II

Parkway Properties, Inc. (NYSE:PKY) today announced results for its first quarter ended March 31, 2011.

(Logo: http://photos.prnewswire.com/prnh/20030513/PARKLOGO )

Steven G. Rogers, President and Chief Executive Officer stated, "Parkway finished the first quarter with recurring FFO, FAD, and occupancy all slightly better than our expectations. Most importantly, Parkway announced shortly after quarter-end an agreement to combine with Eola, which consists of the contribution of Eola's management company to Parkway and the purchase of six office properties on behalf of Fund II. This combination represents a significant acceleration of Parkway's FOCUS Plan and a defined path for future growth in the Company."

Consolidated Financial Results

  Funds from operations ("FFO") available to common shareholders totaled $12.6 million, or $0.59 per diluted share, for the three months ended March 31, 2011, as compared to $19.8 million, or $0.92 per diluted share, for the three months ended March 31, 2010. Recurring FFO totaled $12.8 million, or $0.59 per diluted share for the three months ended March 31, 2011, as compared to $14.6 million, or $0.68 per diluted share for the three months ended March 31, 2010.

Included in FFO per diluted share are the following amounts (in thousands, except average rent per square foot and average occupancy):

Description	Q1 2011	Q1 2010
Unusual Items:
Loss on extinguishment of debt	$-	$(53)
Acquisition costs-building purchases (1)	$(263)	$-
Acquisition costs-combination (1)	$(1,404)	$-
Expenses related to litigation	$31	$(545)

Other Items of Note:
Non-recurring lease termination fees (1)(6)	$1,521	$5,864
Straight-line rent (1)	$1,748	$1,364
Amortization of (above) below market rent (1)	$279	$(166)
Bad debt expense (1)	$325	$531
Portfolio Information:
Average rent per square foot (2)(3)	$22.94	$23.00
Average occupancy (2)(4)	84.7%	86.2%
Same-store average rent per square foot (2)(3)	$22.70	$23.02
Same-store average occupancy (2)(4)	84.5%	86.1%
Total office square feet under ownership (2)	13,821	13,357
Total office square feet under management (5)	14,963	14,174

(1)

These items include 100% of amounts from wholly-owned assets plus the Company's allocable share of amounts recognized from the assets held in consolidated joint ventures and unconsolidated joint ventures for properties included in continuing operations.

(2)	These items include total office square feet of wholly-owned assets, consolidated joint ventures and unconsolidated joint ventures.
(3)	Average rent per square foot is defined as the weighted average annual gross rental rate, including escalations for operating expenses, divided by occupied square feet.
(4)	Average occupancy is defined as average occupied square feet divided by average total rentable square feet.
(5)	Total office square feet under management includes wholly-owned assets, consolidated joint ventures, unconsolidated joint ventures and third-party management agreements at the end of the period.
(6)

Parkway's share of lease termination fees recognized during the quarter ended March 31, 2010, were $6.9 million, of which $1.0 million was included in recurring revenue as it represents the rental revenue during the period after the prior lease was terminated and the space was being prepared for the new customer.

  Funds available for distribution ("FAD") totaled $5.4 million, or $0.25 per diluted share, for the three months ended March 31, 2011, as compared to $14.1 million, or $0.65 per diluted share, for the three months ended March 31, 2010.

  Net loss attributable to common shareholders for the three months ended March 31, 2011, was $6.8 million, or $0.32 per diluted share, as compared to net income attributable to common shareholders of $1.3 million or $0.06 per diluted share, for the three months ended March 31, 2010.

Asset Recycling

  On January 21, 2011, the Company and Parkway Properties Office Fund II, LP ("Fund II") acquired the office and retail portion of 3344 Peachtree located in the Buckhead submarket of Atlanta for $167.3 million.  3344 Peachtree contains approximately 484,000 square feet of office and retail space and includes an adjacent eleven-story parking structure.  Fund II's investment in the property totaled $160.0 million, with Parkway funding the remaining $7.3 million. Due to Parkway's additional investment, the Company's effective ownership in the property is 33.0%. An additional $2.6 million is expected to be spent for closing costs, building improvements, leasing costs and tenant improvements during the first two years of ownership. Simultaneous with closing, Fund II assumed the $89.6 million existing non-recourse first mortgage, which matures on October 1, 2017, and carries a fixed interest rate of 4.8%.  In accordance with GAAP, the mortgage was recorded at $87.2 million to reflect the value of the instrument based on a market interest rate of 5.25% on the date of purchase. Parkway's equity contribution in the investment is $25.5 million and was initially funded through availability under the Company's credit facility.

  On February 4, 2011, the Company purchased its partner's 50% interest in the Wink-Parkway Partnership for $250,000.  The partnership was established for the purpose of owning the Wink Building, a 32,000 square foot office property in New Orleans, Louisiana.  Following the purchase of its partner's interest, Parkway's ownership interest in the Wink Building is 100%.

  On March 31, 2011, Fund II acquired 245 Riverside located in the central business district of Jacksonville, Florida for $18.5 million.  245 Riverside contains approximately 135,000 square feet of office space.  An additional $1.6 million is expected to be spent for closing costs, building improvements, leasing costs and tenant improvements during the first two years of ownership. In connection with the purchase, Fund II placed a $9.3 million non-recourse first mortgage with a fixed interest rate of 5.3%, an initial thirty-six month interest only period, and a maturity date of March 31, 2019. Parkway's equity contribution of $2.8 million was initially funded through availability under the Company's credit facility.

  On April 8, 2011, Fund II acquired Corporate Center Four at International Plaza located in the Westshore submarket of Tampa, Florida for $45.0 million.  Corporate Center Four contains approximately 250,000 square feet of office space.  An additional $5.6 million is expected to be spent for closing costs, building improvements, leasing costs and tenant improvements during the first two years of ownership. In connection with the purchase, Fund II placed a $22.5 million non-recourse first mortgage with a fixed interest rate of 5.4%, an initial thirty-six month interest only period, and a maturity date of April 8, 2019. Parkway's equity contribution of $6.8 million was initially funded through availability under the Company's credit facility.

  In connection with the Company's agreement with Eola Capital ("Eola"), Fund II is under contract to purchase four additional office properties for $316.5 million.  The four properties are located in Philadelphia, Atlanta, Orlando, and Tampa, and contain approximately 2.1 million square feet of office space.  An additional $20.9 million is expected to be spent for closing costs, building improvements, leasing costs and tenant improvements during the first two years of ownership. Closing on the purchase of these remaining four assets is expected to occur in the second quarter of 2011.  An existing institutional investor in Two Liberty Place, located in the central business district of Philadelphia, will maintain an 11% ownership in the property.  Parkway's pro rata share of Two Liberty Place will be 19%, and Parkway's partner in Fund II will own the remaining 70% interest.  Fund II will acquire 100% of the remaining three assets, with Parkway's ownership at 30%.

A complete list of the properties being purchased in connection with the agreement with Eola is provided below. Parkway's press release issued on April 11, 2011, provides additional information and discusses funding sources related to the purchase of these office properties by Fund II. Upon completion of the purchase of the listed properties, the total amount invested by Fund II will be approximately $559.0 million, or 75% of the Fund's investment capacity.

Property Name	Location	Square Feet	% Leased	Parkway's Ownership %
Two Liberty Place	Philadelphia CBD	940,654	99.4%	19.0%
Two Ravinia Drive	Atlanta	437,846	86.3%	30.0%
Bank of America Center	Orlando CBD	421,069	81.6%	30.0%
Cypress Center I, II, III	Tampa	286,326	93.9%	30.0%
Corporate Center Four
at International Plaza	Tampa	250,097	75.3%	30.0%
245 Riverside	Jacksonville CBD	135,286	94.6%	30.0%
Total / Averages		2,471,278	90.7%	24.8%

  On April 10, 2011, Parkway reached a definitive agreement with Eola in which Eola would contribute its Property Management Company (the "Management Company") to Parkway.  Eola's principals will contribute the Management Company to Parkway for initial consideration of $32.4 million in cash and Eola's principals will have the opportunity to earn (i) up to 1.574 million units of limited partnership interest in Parkway's operating partnership ("OP Units") through an earn-out arrangement and (ii) up to 226,000 additional OP Units through an earn-up arrangement.  To the extent earned, all OP Units will be redeemable for shares of Parkway common stock on a one-for-one basis. Earn-out and earn-up consideration will be contingent upon the achievement by the Management Company of targeted annual gross fee revenue and/or share price levels during an initial period for the balance of 2011 after closing and a second period for the full calendar year 2012.  Parkway will also have protections against fee income loss in the form of a provision requiring specific payments to Parkway in the event of certain terminations of existing management contracts and a non-compete agreement with regard to the existing management contracts of the Management Company. The Management Company currently manages assets totaling approximately 11.2 million square feet and produced annual gross fee revenue, including property management, leasing, construction management as well as administrative fees and reimbursements totaling approximately $21 million during 2010.  The closing is expected to occur in the second quarter of 2011. Parkway's press release issued on April 11, 2011, provides additional information and discusses funding sources related to the contribution of the Management Company.

Operations and Leasing

  The Company's average rent per square foot decreased 0.3% to $22.94 during the first quarter 2011 as compared to the first quarter 2010.  On a same-store basis, the Company's average rent per square foot decreased 1.4% to $22.70 during the first quarter 2011 as compared to $23.02 during the first quarter 2010.

  The Company's average occupancy for the first quarter 2011 was 84.7% as compared to 86.2% for the first quarter 2010.  On a same-store basis, the Company's average occupancy for the first quarter 2011 was 84.5% as compared to 86.1% for the first quarter 2010.

  At April 1, 2011, the Company's office portfolio occupancy was 83.8% as compared to 85.3% at January 1, 2011, and 85.6% at April 1, 2010. Not included in the April 1, 2011, occupancy rate are the acquisition of Corporate Center Four at International Plaza office property on April 8, 2011, as well as 30 signed leases totaling 257,000 square feet, expected to take occupancy between now and the second quarter of 2012.  Including these leases and the purchase of Corporate Center Four at International Plaza, the Company's portfolio was 85.2% leased at April 13, 2011.

  Parkway's customer retention rate was 48.1% for the quarter ended March 31, 2011, as compared to 68.3% for the quarter ended December 31, 2010, and 57.2% for the quarter ended March 31, 2010.  The decrease in the customer retention rate for the quarter ended March 31, 2011, was primarily attributable to the expiration of the 193,000 square foot AutoTrader.com lease at Peachtree Dunwoody Pavilion in Atlanta, Georgia.

  During the first quarter 2011, 58 leases were renewed totaling 388,000 rentable square feet at an average rent per square foot of $18.49, representing a 5.4% rate decrease, and at an average cost of $2.04 per square foot per year of the lease term.

  During the first quarter 2011, 13 expansion leases were signed totaling 51,000 rentable square feet at an average rent per square foot of $22.34 and at an average cost of $3.85 per square foot per year of the lease term.

  During the first quarter 2011, 36 new leases were signed totaling 161,000 rentable square feet at an average rent per square foot of $18.55 and at an average cost of $5.15 per square foot per year of the term.

  For the first quarter 2011, the Company's share of reported same-store net operating income ("NOI") as compared to the same period of the prior year decreased $5.0 million or 15.0% on a GAAP basis and decreased $5.6 million or 17.5% on a cash basis. The decrease is primarily due to a large lease termination fee received during the first quarter of 2010.  Also, for the first quarter of 2011, Parkway's share of recurring same-store NOI compared to the same period of the prior year decreased $600,000 or 2.2% on a GAAP basis and decreased $1.2 million or 4.6% on a cash basis. The decrease in same-store recurring NOI is primarily attributable to a decrease in rental income associated with a 1.6% reduction in same-store average occupancy for the quarter ended March 31, 2011, as compared to the same period of the prior year.

Capital Structure

  As of March 31, 2011, the Company had an outstanding balance of $166.6 million under its credit facility and held $74.2 million in cash and cash equivalents of which $25.9 million of cash and cash equivalents was Parkway's share.

  On January 31, 2011, the Company closed a new $190.0 million unsecured revolving credit facility and a new $10.0 million unsecured working capital revolving credit facility.  The new credit facilities replaced the existing unsecured revolving credit facility, term loan and working capital facility that were scheduled to mature on April 27, 2011.  The current interest rate on the credit facilities is LIBOR plus 325 basis points or approximately 3.5%.  Wells Fargo Securities and JP Morgan Securities LLC acted as Joint Lead Arrangers and Joint Book Runners on the unsecured revolving credit facility.  In addition, Wells Fargo Bank, N.A. acted as Administration Agent and JPMorgan Chase Bank, N.A. acted as Syndication Agent.  Other participating lenders include PNC Bank, N.A., Bank of America, N.A., US Bank, N.A., Trustmark National Bank, and BancorpSouth Bank.  The working capital revolving credit facility was provided solely by PNC Bank, N.A.

  On February 18, 2011, Fund II obtained a $10.0 million mortgage loan secured by Carmel Crossing, a 326,000 square foot office complex in Charlotte, North Carolina. The mortgage loan has a fixed rate of 5.5% and is interest only through its maturity in nine years.  Parkway received $2.4 million in net proceeds from the loan, representing its 30% ownership interest in the property.  The proceeds were used to reduce amounts outstanding under the Company's credit facility.

  The Company's previously announced cash dividend of $0.075 per share for the quarter ended March 31, 2011, represented a payout of approximately 12.8% of FFO per diluted share for the quarter. The first quarter dividend was paid March 30, 2011. The dividend was the ninety-eighth (98th) consecutive quarterly distribution to Parkway's shareholders of Common Stock, representing an annualized dividend of $0.30 per share.

  At March 31, 2011, the Company's net debt to EBITDA multiple was 6.6x, after adjusting EBITDA for the annualized impact of new investments in office properties during the first quarter of 2011, as compared to 5.9x at December 31, 2010, and 6.1x at March 31, 2010.

  In connection with the Fund II investments still under contract, Parkway has received a commitment from an institutional investor to invest simultaneous with closing, approximately $26.0 million in the Company's existing Series D preferred stock.  Additionally, Parkway has obtained a commitment for bridge financing of up to $50.0 million in the form of preferred stock, which will be available to fund the closing of the Eola Management Company combination, if needed.

2011 Outlook

Until there is more certainty around the timing of the closing of the combination with Eola and related capital activity as previously described in Parkway's press release issued on April 11, 2011, the Company is not revising its original 2011 reported FFO outlook of $2.35 to $2.50 and earnings (loss) per diluted share ("EPS") of ($0.85) to ($0.70). The reconciliation of projected EPS to projected FFO per diluted share is as follows:

Outlook for 2011	Range
Fully diluted EPS	($0.85-$0.70)
Parkway's share of depreciation and amortization	$3.20-$3.20
Reported FFO per diluted share	$2.35-$2.50

The original 2011 outlook is based on the core operating, financing and capital assumptions provided by the Company on February 7, 2011.

About Parkway Properties

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the operation, leasing, acquisition, and ownership of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 67 office properties located in 11 states with an aggregate of approximately 14.1 million square feet of leasable space at May 2, 2011. Included in the portfolio are 22 properties totaling 4.5 million square feet that are owned jointly with other investors, representing 32.2% of the portfolio. Fee-based real estate services are offered through the Company's wholly-owned subsidiary, Parkway Realty Services, which also manages and/or leases approximately 1.6 million square feet for third-party owners at May 2, 2011.

Additional Information

The Company will conduct a conference call to discuss the results of its first quarter operations on Tuesday, May 3, 2011, at 11:00 a.m. Eastern Time. To participate in the conference call, please dial 800-857-4978 and use the verbal pass code "PARKWAY". A live audio webcast will also be available by selecting the "1Q Call" icon on the Company's website at www.pky.com. An audio replay of the call can be accessed 24 hours a day through May 16, 2011, by dialing 866-373-4990 and using the pass code of 9285. An audio replay will be archived and indexed in the Corporate section of the Company's website at www.pky.com. A copy of the Company's 2011 first quarter Supplemental Financial & Property Information report is available by accessing the Company's website, emailing your request to rjordan@pky.com, or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and downloading the "1Q11 Company Presentation."

Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's first quarter 2011 Supplemental Financial & Property Information report, which includes a reconciliation of all non-GAAP financial measures to their directly comparable GAAP financial measures, is available on the Company's website.

Annual Meeting

Parkway Properties, Inc. will host its 2011 Annual Meeting of Shareholders on May 12, 2011, at 3:00 p.m. Eastern Time. The meeting will be held at the Buckhead Club located on 26th floor of 3344 Peachtree in Atlanta, Georgia.

Forward Looking Statement

Certain statements in this release that are not in the present or past tense or discuss the Company's expectations (including the use of the words anticipate, believe, forecast, intends, expects, project, or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. Examples of forward-looking statements include projected net operating income, cap rates, internal rates of return, forecasts of FFO accretion, projected capital improvements, expected sources of financing, expectations as to the timing of acquisitions or dispositions, and descriptions relating to these expectations. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated; termination of property management contracts, the bankruptcy or insolvency of companies for which Eola or Parkway provide property management services; the ability of Parkway to integrate the business of Eola and unanticipated costs in connection with such integration; the outcome of claims and litigation involving or affecting the Company; and other risks and uncertainties detailed from time to time in the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's business, financial condition, liquidity, cash flows and results could differ materially from those expressed in the forward-looking statements. Any forward looking statements speak only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of these matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Company's Use of Non-GAAP Financial Measures

FFO, FAD, NOI and EBITDA, including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of the Company. Management believes that FFO, FAD, NOI and EBITDA are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP. FFO, FAD, NOI and EBITDA do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO, FAD, NOI and EBITDA should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. The Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FFO -- Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with GAAP, reduced by preferred dividends, excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FFO on the same basis.

Recurring FFO -- In addition to FFO, Parkway also discloses recurring FFO, which considers Parkway's share of adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, gains and losses, acquisition costs, or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, the Company believes it provides a meaningful presentation of operating performance.

FAD -- There is not a standard definition established for FAD. Therefore, the Company's measure of FAD may not be comparable to FAD reported by other REITs. Parkway defines FAD as FFO, excluding the amortization of share-based compensation, amortization of above and below market leases, straight line rent adjustments, gains and losses, acquisition costs and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FAD on the same basis.

EBITDA -- Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, amortization of financing costs, amortization of share-based compensation, income taxes, depreciation, amortization, gains and losses on early extinguishment of debt and other gains and losses. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of EBITDA on the same basis. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with GAAP, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

NOI, Recurring NOI, Same-Store NOI and Recurring Same-Store NOI -- NOI includes income from real estate operations less property operating expenses (before interest expense and depreciation and amortization). In addition to NOI, Parkway discloses recurring NOI, which considers adjustments for non-recurring lease termination fees or other unusual items. The Company's disclosure of same-store NOI and recurring same-store NOI includes those properties that were owned during the entire current and prior reporting periods and excludes properties classified as discontinued operations.

FOR FURTHER INFORMATION:
Steven G. Rogers
President & Chief Executive Officer
Richard G. Hickson IV
Chief Financial Officer
(601) 948-4091

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31	December 31
	2011	2010
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$ 1,917,773	$ 1,755,310
Land held for development	609	609
Accumulated depreciation	(380,490)	(366,152)
	1,537,892	1,389,767

Land available for sale	750	750
Mortgage loans	10,533	10,336
Investment in unconsolidated joint ventures	1,767	2,892
	1,550,942	1,403,745

Rents receivable and other assets	138,100	129,638
Intangible assets, net	61,613	50,629
Cash and cash equivalents	74,160	19,670
	$ 1,824,815	$ 1,603,682

Liabilities
Notes payable to banks	$ 166,581	$ 110,839
Mortgage notes payable	876,617	773,535
Accounts payable and other liabilities	79,275	98,818
	1,122,473	983,192

Equity
Parkway Properties, Inc. stockholders' equity:
8.00% Series D Preferred stock, $.001 par value,
4,374,896 shares authorized, issued and outstanding	102,787	102,787
Common stock, $.001 par value, 65,625,104 shares
authorized, 21,962,564 and 21,923,610 shares
issued and outstanding in 2011 and 2010, respectively	22	22
Common stock held in trust, at cost, 10,009 and 58,134
shares in 2011 and 2010, respectively	(271)	(1,896)
Additional paid-in capital	516,275	516,167
Accumulated other comprehensive loss	(1,914)	(3,003)
Accumulated deficit	(136,004)	(127,575)
Total Parkway Properties, Inc. stockholders' equity	480,895	486,502
Noncontrolling interest - real estate partnerships	221,447	133,988
Total equity	702,342	620,490
	$ 1,824,815	$ 1,603,682

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	March 31
	2011	2010
	(Unaudited)

Revenues
Income from office and parking properties	$67,180	$68,911
Management company income	338	410
Total revenues	67,518	69,321

Expenses
Property operating expense	31,010	30,951
Depreciation and amortization	24,900	22,622
Management company expenses	877	744
General and administrative	1,807	2,008
Acquisition costs	2,349	-
Total expenses	60,943	56,325

Operating income	6,575	12,996

Other income and expenses
Interest and other income	324	385
Equity in earnings of unconsolidated joint ventures	35	105
Interest expense	(14,724)	(13,695)

Loss from continuing operations	(7,790)	(209)
Discontinued operations:
Income from discontinued operations	-	165
Net loss	(7,790)	(44)
Net loss attributable to noncontrolling interest - real estate partnerships	3,195	2,587

Net income (loss) for Parkway Properties, Inc.	(4,595)	2,543
Dividends on preferred stock	(2,187)	(1,200)
Net income (loss) attributable to common stockholders	$ (6,782)	$ 1,343

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic:
Income (loss) from continuing operations attributable to Parkway Properties, Inc.	$ (0.32)	$ 0.05
Discontinued operations	-	0.01
Basic net income (loss) attributable to Parkway Properties, Inc.	$ (0.32)	$ 0.06
Diluted:
Income (loss) from continuing operations attributable to Parkway Properties, Inc.	$ (0.32)	$ 0.05
Discontinued operations	-	0.01
Diluted net income (loss) attributable to Parkway Properties, Inc.	$ (0.32)	$ 0.06

Weighted average shares outstanding:
Basic	21,476	21,390
Diluted	21,476	21,509

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND
FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(In thousands, except per share data)

	Three Months Ended
	March 31
	2011	2010
	(Unaudited)

Net Income (Loss) for Parkway Properties, Inc.	$ (4,595)	$ 2,543

Adjustments to Net Income (Loss) for Parkway Properties, Inc.:
Preferred Dividends	(2,187)	(1,200)
Depreciation and Amortization	24,900	22,622
Depreciation and Amortization - Discontinued Operations	-	120
Noncontrolling Interest Depreciation and Amortization	(5,563)	(4,346)
Unconsolidated Joint Ventures Depreciation and Amortization	88	83
FFO Available to Common Stockholders	$ 12,643	$19,822

Adjustments to Derive Recurring FFO:
Non-Recurring Lease Termination Fee Income (1)	(1,521)	(5,864)
Loss on Early Extinguishment of Debt	-	53
Acquisition Costs-Building Purchases	263	-
Acquisition Costs-Combination	1,404	-
Expenses Related to Litigation	(31)	545
Recurring FFO	$ 12,758	$14,556

Funds Available for Distribution
FFO Available to Common Stockholders	$ 12,643	$19,822
Add (Deduct) :
Adjustments for Unconsolidated Joint Ventures	(135)	(68)
Adjustments for Noncontrolling Interest in Real Estate Partnerships	2,737	897
Straight-line Rents	(2,839)	(1,851)
Straight-line Rents - Discontinued Operations	-	(20)
Amortization of Above/Below Market Leases	(300)	103
Amortization of Share-Based Compensation	407	63
Acquisition Costs	1,667	-
Recurring Capital Expenditures:
Building Improvements	(2,046)	(1,414)
Tenant Improvements - New Leases	(1,803)	(849)
Tenant Improvements - Renewal Leases	(1,747)	(2,042)
Leasing Costs - New Leases	(975)	(421)
Leasing Costs - Renewal Leases	(2,164)	(154)
Funds Available for Distribution	$ 5,445	$14,066

Diluted Per Common Share/Unit Information (**)
FFO per share	$ 0.59	$ 0.92
Recurring FFO per share	$ 0.59	$ 0.68
FAD per share	$ 0.25	$ 0.65
Dividends paid	$ 0.075	$ 0.075
Dividend payout ratio for FFO	12.79%	8.14%
Dividend payout ratio for Recurring FFO	12.67%	11.08%
Dividend payout ratio for FAD	29.70%	11.47%
Weighted average shares/units outstanding	21,554	21,510

Other Supplemental Information
Recurring Consolidated Capital Expenditures Above	$ 8,735	$ 4,880
Consolidated Upgrades on Acquisitions	739	1,284
Consolidated Major Renovations	20	36
Total Consolidated Real Estate Improvements and Leasing Costs Per Cash Flow	$ 9,494	$ 6,200

Parkway's Share of Recurring Capital Expenditures	$ 7,244	$ 4,605
Parkway's Share of Upgrades on Acquisitions	253	669
Parkway's Share of Major Renovations	20	36
Parkway's Share of Total Real Estate Improvements and Leasing Costs	$ 7,517	$ 5,310

**Information for Diluted Computations:
Basic Common Shares/Units Outstanding	21,478	21,391
Dilutive Effect of Other Share Equivalents	76	119

(1)       Parkway's share of total lease termination fees recognized during the quarter ended March 31, 2010 were $6.9 million, of which $1.0 million were included in recurring revenue as it represents the rental revenue during the period after the prior lease was terminated and the space was being prepared for the new customer.

PARKWAY PROPERTIES, INC.
CALCULATION OF EBITDA AND COVERAGE RATIOS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(In thousands)

	Three Months Ended
	March 31
	2011	2010
	(Unaudited)

Net Income (Loss) for Parkway Properties, Inc.	$ (4,595)	$ 2,543

Adjustments to Net Income (Loss) for Parkway Properties, Inc.:
Interest Expense	14,245	13,291
Amortization of Financing Costs	479	509
Loss on Early Extinguishment of Debt	-	53
Depreciation and Amortization	24,900	22,742
Amortization of Share-Based Compensation	407	63
Tax Expense	-	17
EBITDA Adjustments - Unconsolidated Joint Ventures	124	120
EBITDA Adjustments - Noncontrolling Interest in Real Estate Partnerships	(9,274)	(7,466)
EBITDA	$ 26,286	$ 31,872

Interest Coverage Ratio:
EBITDA	$ 26,286	$ 31,872

Interest Expense:
Interest Expense	$ 14,245	$ 13,291
Interest Expense - Unconsolidated Joint Ventures	36	37
Interest Expense - Noncontrolling Interest in Real Estate Partnerships	(3,634)	(3,051)
Total Interest Expense	$ 10,647	$ 10,277

Interest Coverage Ratio	2.47	3.10

Fixed Charge Coverage Ratio:
EBITDA	$ 26,286	$ 31,872

Fixed Charges:
Interest Expense	$ 10,647	$ 10,277
Preferred Dividends	2,187	1,200
Principal Payments (Excluding Early Extinguishment of Debt)	3,393	3,593
Principal Payments - Unconsolidated Joint Ventures	8	8
Principal Payments - Noncontrolling Interest in Real Estate Partnerships	(518)	(295)
Total Fixed Charges	$ 15,717	$ 14,783

Fixed Charge Coverage Ratio	1.67	2.16

Modified Fixed Charge Coverage Ratio:
EBITDA	$ 26,286	$ 31,872

Modified Fixed Charges:
Interest Expense	$ 10,647	$ 10,277
Preferred Dividends	2,187	1,200
Total Modified Fixed Charges	$ 12,834	$ 11,477

Modified Fixed Charge Coverage Ratio	2.05	2.78

The following table reconciles EBITDA to cash flows provided by (used in) operating activities:

EBITDA	$ 26,286	$ 31,872
Amortization of Above (Below) Market Leases	(300)	103
Amortization of Mortgage Loan Discount	(197)	(169)
Operating Distributions from Unconsolidated Joint Ventures	465	-
Interest Expense	(14,245)	(13,291)
Loss on Early Extinguishment of Debt	-	(53)
Tax Expense	-	(17)
Change in Deferred Leasing Costs	(3,579)	(1,058)
Change in Receivables and Other Assets	(1,362)	1,900
Change in Accounts Payable and Other Liabilities	(18,135)	(15,593)
Adjustments for Noncontrolling Interests	6,079	4,879
Adjustments for Unconsolidated Joint Ventures	(159)	(225)
Cash Flows Provided by (Used in) Operating Activities	$ (5,147)	$ 8,348

PARKWAY PROPERTIES, INC.
NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(In thousands, except number of properties data)

					Average
			Net Operating Income		Occupancy
	Number of	Percentage
	Properties	of Portfolio (1)	2011	2010	2011	2010

Same-store properties:
Wholly-owned	46	69.44%	$ 25,678	$ 30,719	85.0%	87.1%
Parkway Properties Office Fund LP	13	18.90%	6,987	7,202	83.5%	82.9%
Parkway Properties Office Fund II LP	3	2.59%	958	-	78.7%	N/A
Unconsolidated joint ventures	3	2.19%	809	2,161	88.7%	96.9%
Total same-store properties	65	93.12%	34,432	40,082	84.5%	86.1%
2011 acquisitions	2	6.88%	2,546	-	N/A	N/A
Assets sold	-	0.00%	1	39	N/A	N/A
Net operating income from
office and parking properties	67	100.00%	$ 36,979	$ 40,121

(1) Percentage of portfolio based on 2011 net operating income.

The following table is a reconciliation of net income (loss) to SSNOI and Recurring SSNOI:

	Three Months Ended
	March 31
	2011	2010

Net income (loss) for Parkway Properties, Inc.	$ (4,595)	$ 2,543
Add (deduct):
Interest expense	14,724	13,695
Depreciation and amortization	24,900	22,622
Management company expenses	877	744
General and administrative expenses	1,807	2,008
Acquisition Costs	2,349	-
Equity in earnings of unconsolidated joint ventures	(35)	(105)
Net loss attributable to noncontrolling interests - real estate partnerships	(3,195)	(2,587)
Income from discontinued operations	-	(165)
Management company income	(338)	(410)
Interest and other income	(324)	(385)
Net operating income from consolidated office and parking properties	36,170	37,960
Net operating income from unconsolidated joint ventures	809	2,161
Less: Net operating income from non same-store properties	(2,547)	(39)
Same-store net operating income (SSNOI)	34,432	40,082
Less: non-recurring lease termination fee income	(1,608)	(5,893)
Recurring same-store net operating income (Recurring SSNOI)	$ 32,824	$ 34,189

Parkway's share of SSNOI	$ 27,996	$ 32,951

Parkway's share of recurring SSNOI	$ 26,487	$ 27,087